Exhibit 10.8.3

ADOPTION AND AMENDMENT

OF

PHARMACY DISTRIBUTION AND SERVICES AGREEMENT

THIS ADOPTION AND AMENDMENT OF PHARMACY DISTRIBUTION AND SERVICES AGREEMENT (“Agreement”) is effective March 21, 2014 (“Effective Date”) by and between Celgene Corporation (together with its subsidiaries and affiliates hereinafter collectively, “Celgene”) and Diplomat Pharmacy, Inc. d/b/a Diplomat Specialty Pharmacy (hereinafter, “Pharmacy”).

WITNESSETH:

WHEREAS, Celgene and Pharmacy are the parties to that certain Pharmacy Distribution and Services Agreement effective as of the 1st day of July, 2013 (“PDSA”); and

WHEREAS, Celgene, in anticipation of an approval by the Food and Drug Administration (FDA) to market and sell Otezla® (apremilast) in the United States of America and its territories, desires to appoint certain pharmacy distributors to provide quality services to Customers and to provide data reporting and other services to Celgene related thereto; and

WHEREAS, Celgene and Pharmacy wish to enter into this Agreement under which Pharmacy will distribute and sell Otezla® (apremilast) to Customers, provide data reporting and other services to Celgene.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

ADOPTION AND AMENDMENT. The parties adopt the PDSA and then amend it, as follows:

For the purposes of this Agreement, and only as it relates specifically to Pharmacy’s distribution and sale of Otezla, the following terms shall be modified or added to the Agreement.

Definitions:

1.              The term “Adverse Drug Experience” or “ADE” shall NOT include any occurrence of an elevated Beta HCG or positive urine pregnancy tests, or a pregnancy or a possible exposure of a pregnant woman.

2.              The term “Certified Counselor” shall NOT apply.

3.              The term “Certified Prescriber” shall be changed to “Prescriber” which shall mean a licensed healthcare professional who is licensed to prescribe medication.

Please see last page and full Prescribing Information and Patient Information for important safety information. This file is an electronic PDF from Otezla.com.

Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

4.              The term “Customers” shall be changed to mean persons who are prescribed Product(s) by a Prescriber.

5.              The term “Dispensing Site” shall be changed to mean Pharmacy’s facility(ies) that fill and ship prescriptions, listed on Schedule 1.8(a), attached hereto, as may be amended from time to time upon mutual agreement of the parties. In the case of physician networks who are dispensing, the Dispensing Site shall be responsible for placing and receiving orders of Product(s), administration, and record keeping.

6.              The term “High Risk Deviation” shall NOT apply.

7.              The term Otezla® Free Trial Offers” shall mean optional titration and bridge product supply from the Celgene designated Otezla® Patient Support Pharmacy, at no cost, for eligible patients only, and not contingent on purchase requirements of any kind.

8.              The term “Product” shall be included to mean Celgene’s Otezla® (apremilast).

9.              The terms “POMALYST REMS™ and REVLIMID REMS™” shall NOT apply.

10.       The term “Third Party Data Provider” shall mean ZS Associates, Inc., or any other data provider under contract with Celgene to whom Pharmacy will submit various data required under or relating to this Agreement, including de-identified patient information, physician information, prescription information, and any other Data as specified in Appendices A and B. The data will be shared for purposes of compiling and analyzing the Data.

11.       Wherever the terms Revlimid® (lenalidomide), Pomalyst® (pomalidomide), and Thalomid® (thalidomide) arise, add the term “Otezla” and wherever the term “Product(s)” arises, include it to also include Otezla.

12.       Under Section 2.3, Inventory reports for Otezla shall be sent to Celgene within five (5) days after the Date of Count (the “Date of Count” means that day which is always the fifteenth (15th) day of the month).

13.       Under Section 3.1, subparagraphs (a), (b) and (c) shall NOT apply.

14.       The following paragraphs shall be added to Section 3.1 as paragraph (d), (e) and (f) and apply to the distribution and sale of Otezla:

(d)                         Pharmacy shall accept the Celgene Patient Start Form (Please see: Figure 3), by the Prescriber or designee.

(e)                          Most Prescribers will complete a Pharmacy specific enrollment/intake form at their office. If Pharmacy has a Pharmacy-specific enrollment form that Pharmacy distributes to Prescribers, Pharmacy must use a HIPAA authorization that is the same or consistent with the HIPAA authorization in Figure 3. Pharmacy must also include information

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about Celgene Product(s) Free Trial Offers in the Pharmacy specific form. Pharmacy shall also ensure that all required elements from Celgene’s Patient Start Form, regarding treatment, specifically Special instructions, is included in Pharmacy specific form. Other Prescribers may choose to utilize the Celgene specific Patient Start Form at their office. If the Customer’s insurance provider directs that the Customer use a particular pharmacy, or Customer indicates a preferred pharmacy, then Customer information will be forwarded to that pharmacy by Prescriber. If the Customer’s insurance provider permits the Customer to choose among pharmacies, or the Customer does not express a preference, Prescriber shall send the completed Celgene Patient Start Form to Celgene’s contractor, who will contact the Customer to begin the benefit verification process. Celgene’s contractor will use a rotational method to determine to which pharmacy to forward the Customer information for filling the prescription and dispensing the Product. Pharmacy understands and agrees this rotational method will not prefer any pharmacy able to serve the Customer, and that Pharmacy will receive no special treatment under this system. In the cases where Pharmacy is chosen for one of the above reasons for a Customer utilizing the Celgene Patient Start Form, Pharmacy will receive information about Customers from Celgene, and contact Customers to fill their prescriptions and provide any other services required by this Agreement. Pharmacy will not ship the Product(s) to a Customer unless it has received a completed prescription from the Prescriber (by facsimile or otherwise). Pharmacy shall fill valid prescriptions for Product(s) in accordance with all applicable laws and regulations. Pharmacy shall keep a record of the Start Form, if applicable and the prescription with each Product prescription.

(f)                           In addition to Pharmacy meeting all of its obligations under this Agreement for “new Customers” (for purposes of this Section 3.1(f) and for greater clarity, the term “new Customers” shall mean those customers that have not received Product(s) in the prior twelve (12) months and/or those Customers that have not previously been prescribed Product(s)), Pharmacy shall: (A) upon receipt of a prescription for Product(s) immediately time-stamp such prescription; (B) contact Customer to assess if titration sample was provided to them by their Prescriber (refer to Schedule 1.17 for detail); (C) request that Prescriber transfer Product Free Trial Offer prescriptions to Celgene’s designated pharmacy, when applicable, for the designated pharmacy to dispense Free Trial Offer prescriptions to such eligible new Customers, within twenty four (24) hours of receiving the prescription; and (D) in addition to the other reporting obligations under this Agreement, also provide Celgene with a report of the prescriptions for Product received that week which report shall, at minimum, contain: prescription numbers, the date and time which such prescriptions were received from the Prescriber based upon the time-stamp, and dispensed within that week, as well as all other information, as required by Appendix A, and in such form and substance as set forth in Appendix D, and with such Report, as defined below, to be delivered to Celgene no later than five (5) days following the end of that week. Pharmacy shall ensure that the prescription is dispensed intact; as one complete, whole unit: Pharmacy shall not split the prescription for any reason, and capsules cannot be repackaged, unless mandated by a payor split fill program.

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Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

15.       Under Section 5, the following terms shall be added and apply to the Otezla Product:

5.1                               Data. Pharmacy shall maintain a Celgene-specific data management system (the “Database”) from which reports can be generated and provided to Celgene and that contains information as required herein. The parties acknowledge that such Database may be Pharmacy’s general database system. In addition, and subject to Pharmacy obtaining appropriate Customer consent, Pharmacy shall maintain in the Database Customer-specific information as set forth herein. Pharmacy shall regularly update the Database with Product(s) and Customer information set forth in Schedule 5.1(a), attached hereto. Celgene may amend Schedule 5.1(a), from time to time to add or delete requested information pursuant to a written amendment agreed upon by both parties. Celgene shall be the sole owner of the information compiled therein, provided, however, that Pharmacy shall have full access to the Database in order to fulfill its obligations under this Agreement and to comply with all applicable laws and regulations. Celgene’s authorization is required before Pharmacy may release the data to third parties, including but not limited to, sales data, or prescriptions filled, unless the release is required by applicable law. Furthermore, Celgene reserves the right to share the Data from the reports with other vendors it may contract with to perform data management services on Celgene’s behalf.

5.2                               Reports.

Celgene is requesting Pharmacy to provide transaction level data with Physician-Prescription-Patient-Status information in the form of electronic feed (“Report”). The Report will contain the information on patients currently serviced by the Pharmacy for Celgene internal business purposes. The format and frequency of the data is outlined in Schedule 5.1(a) for Product(s).

Reports may be further defined or amended by Schedule 5.1(a). At Celgene’s request, Pharmacy will deliver the Reports specified under this Section electronically through a secure connection in the format identified in Schedule 5.1(a). Pharmacy may be requested to provide Reports to a Third Party Data Provider on Celgene’s behalf.

5.3                               Materials. Pharmacy shall maintain an inventory of Product(s) and current promotional and/or educational materials developed and provided by Celgene regarding Customer treatment. Pharmacy agrees that it shall not alter materials without Celgene’s prior written review and approval. Pharmacy shall include in shipments of Product(s) any required material supplied and designated by Celgene for inclusion in Product(s) shipments. Celgene reserves the right to include Pharmacy name in materials announcing our contracted network of pharmacies.

16.       Under Section 6, PAYMENT, the following Sections 6.1, 6.2 and 6.3 shall apply to Otezla:

6.1                               Service Fee. Celgene shall pay Pharmacy a service fee for the performance of the services described in Schedule 6.1 provided in accordance with the detailed Requirements Document, subject to the terms set forth in Schedule 6.1(a) (“Service

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Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Fee”).

6.2                               Service Fee Calculation. The Service Fee will be calculated and paid quarterly based on Celgene’s evaluation of Pharmacy’s achievement of performance metrics, as specified above. Pharmacy acknowledges and agrees that the fees provided herein are fair market value for the services described herein. Pharmacy understands and agrees that any prescribing decision will be made solely by the Prescriber. Nothing in this Agreement requires or permits Pharmacy to interfere with a prescribing decision. Pharmacy will not seek to maximize its Service Fees or any other payment by Celgene by interfering with a Prescriber’s clinical judgment or by counseling any Customer to continue to take the Product where the Product’s label calls for the Customer to discontinue the Product in the event Customer experiences a serious adverse reaction. Pharmacy at all times will exercise its independent clinical judgment as a duly licensed Pharmacy.

6.3                               Financial Condition. At any time, when in Celgene’s reasonable opinion, the financial condition of Pharmacy or its parent company so warrants, or if Pharmacy consistently fails to make payments when due or otherwise defaults under this Agreement, Celgene may alter terms of payment (including but not limited to requiring full or partial payment in advance of delivery, eliminating the Prompt Pay Discount), suspend credit, delay or cancel shipping, request quarterly financial statements or other financial information on an ongoing basis, terminate this Agreement in accordance with Section 12, or pursue any remedies available at law or under this Agreement.

17.       Under Section 9.1, Pharmacy shall suspend distribution of Product(s) if requested by Celgene as the result of a problem with Product(s) quality or a directive from the FDA. The remainder of the terms of Section 9.1 shall NOT apply to the dispense of Otezla.

18.       Under Section 10.2, Pharmacy represents and warrants that it shall use a well-trained, knowledgeable team of employees to handle Product(s) and to perform the services to be performed by Pharmacy under this Agreement. The remainder of the terms of Section 10.2 shall NOT apply to the dispense of Otezla.

19.       With regards to the Term, set forth in Section 12.1, for the purposes of Otezla, this Addendum shall have an initial term ending on September 30, 2015.

20.       Schedule 1.8 of the Agreement is hereby supplemented with a new Schedule 1.8(a), which is attached hereto and incorporated herein by reference.

21.       A new Otezla Requirements Document, attached hereto as Schedule 1.17(a) and incorporated herein by reference, hereby supplements Schedule 1.17.

22.       Schedule 2.3, Sample Inventory Report of the Agreement shall NOT apply.

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Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

23.       Schedule 5.1, Data Reports of the Agreement is hereby supplemented with a new Schedule 5.1.(a), which is attached hereto and incorporated herein by reference.

24.       Schedule 6.1, Performance Metrics of the Agreement is hereby supplemented with a new Schedule 6.1(a) and 6.1(b), which is attached hereto and incorporated herein by reference.

25.       A new Appendix A — Detailed Data Elements Requested in Pharmacy Report is hereby added to the Agreement and shall apply to the Otezla Product.

26.       A new Appendix B - Inventory File Layout is hereby added to the Agreement and shall apply to the Otezla Product.

27.       A new Appendix C — Patient Status Types and Associated Description is hereby added to the Agreement and shall apply to the Otezla Product.

28.       A new Appendix D — Data Format and Transfer Protocol is hereby added to the Agreement and shall apply to the Otezla Product.

29.    GENERAL. For the avoidance of doubt, the parties confirm: except as amended above, there are no other amendments to this Agreement; the amendments above, are in connection with the terms and conditions of this Agreement; and the amendments above and this Agreement, do not in any way amend or modify the original underlying PDSA.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the Effective Date first above written.

CELGENE CORPORATION		DIPLOMAT PHARMACY, INC.

/s/ Kimberly Metcalf

Name:	Kimberly Metcalf	Name:	/s/ Gary W. Kadlec

Title:	US Head National & Regional Accounts	Title:	President

Date:	3/25/14	Date:	3/19/2014

Approved by Legal	RHO
3/25/2014
Legal Dept.

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Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

SCHEDULE 1.8(a)

PHARMACY DISPENSING SITE LIST

Pharmacy Sites	Address	Phone #	Fax #	DEA#	NABP#	Affiliation

	4100 S.	810-230- 5045		FD0286244	2369797
Great Lakes	Saginaw		810-732-
Distribution Center	Street, Flint,		7021
	MI 48507

		810-732- 8720		AD6448446	2321052
	G-3320		810-732-
Flint	Beecher		2580
	Road

		847-664- 8100		BD9628542	1478189
	1370 Busch		847-664-
	Pkwy		8101
Chicago

	214 E.	616-356- 1800	616-356-	BD9076008	2366791
	Fulton		6049
Grand Rapids	Street

	500 SE 15th	954-527- 0440		FD0417825	1093929
	Street, Suite		954-527-
Florida	102		0940

	1809 Excise	909-881- 1728		FD1746835	0574764
	Avenue		909-882-
	Suite 205-		3621
California	208

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Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

SCHEDULE 1.17(a)

REQUIREMENTS DOCUMENT

1.                                      BACKGROUND

1.1.                            OTEZLA®

Upon anticipated approval, by the United States Food and Drug Administration (FDA) Otezla ® will be for use in patients with active psoriatic arthritis.

Psoriatic Arthritis: The recommended starting dose of Otezla ® is via a 7 day titration starting at l0mg, once daily on Day 1, and increasing by l0mg daily until taking 30mg twice daily thereafter. Treatment is continued or modified based upon clinical and laboratory findings.

2.                                      PHARMACY BUSINESS REQUIREMENTS

2.1                               Pharmacy Certification

Pharmacy must have executed a Pharmacy Distribution and Services Agreement (“Agreement”) with Celgene.

2.2                               Dispensing Requirements

A.                                    Upon receipt of an Otezla® prescription for the first time, Pharmacy must confirm the following:

1)             Customer received 14 day titration sample from Prescriber or titration prescription from Celgene designated Otezla® Patient Support Pharmacy.

•                  If the Customer did not receive the 14 day titration supply, then Pharmacy shall:

•                  Contact the Prescriber to obtain the following:

i                           14 day Titration prescription

ii.                    14 day Bridge prescription (in anticipation of commercial insurance reimbursement delays) for eligible Customers prescribed Product for an on-label indication (ICD-9 CM 696.0)

iii.                Full prescription, if not already received

•                  Pharmacy shall then:

i.                        Forward Titration & Bridge Rx, if applicable, to Otezla Patient Support (OPS) Pharmacy within four (4) business hours of receipt from Prescriber

1.                     OPS Pharmacy is the only source for supplying Titration Rx and Bridge Rx, in absence of Prescriber providing Titration Rx

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as a sample directly to Customer.

2.                     Bridge Rx is designed to assist Customers prescribed Product for an on-label indication with continuing treatment during commercial insurance delays.

ii.	Initiate benefits verification and prior authorization process
iii.	Secure Prior-Authorization
iv.	Initiate Dispense of Prescription
v.	Refer to OPS for Appeal Support
vi.	Schedule Delivery
vii.	Provide Counsel
viii.	Coordinate co-pay assistance through Celgene’s commercial co-pay program
ix.	Refer appropriate Customers to 501(c)(3) foundations for co-pay support
x.	Collect Payment
xi.	Enroll in Pharmacy specific adherence program

2)             Pharmacy shall coordinate efforts with OPS Pharmacy to assist Customer in continuing treatment via Bridge supply, where necessary.

B.                                    If the Customer did receive the 14 day titration supply from Prescriber, then Pharmacy shall:

1) Determine need and eligibility for Bridge product

•                  Contact the Prescriber to obtain the following:

i.	14 day Bridge prescription (in anticipation of commercial insurance reimbursement delays for eligible patients prescribed Product for an on-label indication)
ii.	30 day prescription, if not already received

•                  Pharmacy shall then:

i.	Initiate benefits verification and prior authorization process
ii.	If applicable, forward Bridge prescription to OPS Pharmacy within four (4) business hours of receipt, in anticipation of delays in commercial reimbursement approval
iii.	Coordinate efforts with OPS Pharmacy to assist Customer in continuing treatment via Bridge supply, where necessary
iv.	Secure Prior-Authorization
v.	Initiate Dispense of Prescription
vi.	Refer to OPS for Appeal Support
vii.	Schedule Delivery
viii.	Provide Counsel
ix.	Coordinate co-pay assistance through Celgene’s commercial co-pay Program
x.	Refer appropriate patients to 501(c)(3) foundations for co-pay support
xi.	Collect Payment

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xii.	Enroll in Pharmacy specific adherence program

C.                                    For the avoidance of doubt, Pharmacy: (1) shall perform the Services in this Schedule 1.17 with respect to a Customer only after receiving a prescription for that Customer for Product; and (2) shall contact the Prescriber to obtain a 14 day titration and/or Bridge prescription, as necessary and forward any completed titration and/or Bridge prescription to OPS Pharmacy, only with respect to eligible Customers, as determined based on eligibility rules provided to Pharmacy by Celgene.

D.                                    Timeliness of Patient Services:

•                                          If Pharmacy cannot verify third party benefits or has determined that the patient is unable to pay for therapy, Pharmacy will refer patient to OPS within twenty four (24) hours from such determination.

•                                          If the Pharmacy cannot fill the prescription because it does not have a contract with a MCO (Managed Care Org.) or PBM (Pharmacy Benefit Manager), the Pharmacy will be required to send that prescription, within twenty four (24) hours to another Celgene contracted pharmacy for fulfillment, if known to have payor coverage. The twenty four (24) hour time period is measured from either the referral receipt or the determination that another network pharmacy has capacity to dispense.

•                                          Turn-around time from receipt to shipment or close of investigation for patients with no missing information should be no more than ten (10) business days.

2.3                               Shipping Requirements

To avoid delays in the start of therapy, Product must be provided to patients as follows:

•             Product must be shipped within twenty four (24) hours of obtaining insurance approval or picked-up within twenty four (24) hours of obtaining insurance approval. Product will be shipped to patient by their need by date. Ship date and receive date will be mutually agreed upon by patient and Pharmacy.

•             Use appropriate packing materials to protect the Product in transit.

•             Track each shipment to ensure on-time delivery.

•             Ship all packages Monday through Friday utilizing next calendar day delivery.

•             All shipments on Fridays may be shipped for either Saturday delivery or Monday delivery.

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2.4                               Communication Requirements

•                                          Physician and patient are notified of patient’s health benefits, cost sharing amount, and non-profit foundations (if needed) once benefits are determined.

•                                          For prolonged benefit investigations, prior authorizations, and medical exception cases — physician and patient shall be updated every forty eight (48) hours on status.

•                                          If patient requires reimbursement support (benefits, appeals, co-pay assistance), titration supply or bridge supply, Pharmacy shall refer the cases to OPS within twenty four (24) hours of status determination.

•                                          If patient cannot afford their out-of-pocket, Pharmacy shall initiate patient enrollment into Celgene’s Commercial Co-Pay program, refer patient to alternative funding sources, or refer to OPS.

•                                          Pharmacy shall refer all cases deemed as “No-Go” status (cannot be filled by the Pharmacy for any and all reasons) to OPS within twenty four (24) hours of “No-Go” status determination.

•                                          Pharmacy shall refer prescription transfers to the assigned or preferred pharmacy provider within twenty four (24) hours of determination of benefits, based on outcome of benefits verification and consistent with Customer pharmacy preference.

2.5                               Referrals to Otezla Patient Support®

•                  Pharmacy will apply its reimbursement services of benefit verification, alternate funding, prior authorizations, invoicing, billing, and account/receivables management.

•                  The following may be reasons to refer a patient to Otezla Patient Support®:

•                  Free Trial Offers

•                  Denial of Prior Authorizations;

•                  Inability to meet out of pocket responsibility;

•                  Investigation of potential co-pay assistance; or

•                  Uninsured or Underinsured patient.

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3.                                      FIGURE 2: WORKFLOW FOR DISPENSING OTEZLA®

First time SP is receiving OTEZLA® Rx for Patient
Assess what is being requested: Titration, Commercial, Bridge?
Did patient receive Titration sample from Dr or Titration Rx from HUB?
NO
YES
Bridge Requested?
Commercial Requested?
Titration Requested?
NO
Contact Dr for Titration Rx
YES
Titration Requested?
Commercial Requested?
Bridge Requested?
Forward Bridge Rx to HUB
Forward Titration Rx to HUB
NO
Determine if sample provided by prescriber
Forward Bridge Rx to HUB
Assess:
Last Rx received (Titration/Commercial/Bridge)?
Source?
Last dose taken?
When?
days of drug remaining?
Need for Bridge
INITIATE COMMERCIAL Rx
Coordinate Benefits; Secure Prior-Auth; Refer to OPS for Appeal
Educate on Co-Pay Support; Collect Payment/Refer for Support
Schedule Delivery; Provide Counsel

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FIGURE 3: OTEZLA® PATIENT START FORM

DRAFT —Pending Approval

Instructions for healthcare providers

To prescribe Otezla (apremilast tablets), please follow these steps:

1                 Have your patient read the Patient Consent Information and request that the patient sign the accompanying areas on the Start Form. Celgene takes your patient’s confidentiality very seriously. While patients are not required to sign the Start Form in order to receive Otezla, the patient must sign the form in order to participate in Celgene support services, such as the Patient Assistance programs and our Free Trial Offers.

2                 Complete the rest of the Start Form and copy both sides of the patient’s insurance card and pharmacy benefit card, if available.

3                 Once the Start Form is complete, give your patient the Instructions for Patients and Patient Consent Information pages. Then, please fax the Start Form to (855) 850-2955

Your patient will be contacted by a pharmacy in the Otezla Pharmacy Network to arrange for delivery of the prescription.

Please be sure to fill out all of the sections of the Start Form. Incomplete areas may delay the start of treatment.

If you have any questions or want to learn more about Otezla, please call 877-CELGENE (877-235-4363) or visit Otezla.com.

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Instructions for patients

What happens now?

1                 Read the Patient Consent Information and sign as indicated in the shaded area of the Start Form if you would like to enroll in Celgene support services, such as the Patient Assistance programs and Free Trial Offers.

2                 Your doctor fills out the rest of the Start Form and faxes it to us or one of the specialty pharmacies in the Otezla Pharmacy Network.

What’s next?

•                  You’ll be contacted by one of the specialty pharmacies in the Otezla Pharmacy Network within 48 hours to confirm insurance coverage and delivery details

•                  Please note — this call might come from an unfamiliar phone number

•                  Your prescription can be shipped directly to your home

Help is here if you need it

With Otezla (apremilast tablets), you can take advantage of a collection of support services to help you receive Otezla as prescribed by your doctor:

•                  Insurance counseling and financial assistance programs. Visit Otezla.com for enrollment details.

•                  Expert guidance and advice from specially trained nurses 24 hours a day.

If you have any questions or want to learn more about Otezla, please call 877-CELGENE (877-235-4363) or visit Otezla.com.

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PATIENT CONSENT INFORMATION

I.                HIPAA Authorization to Share Health Information

By signing this Authorization, I authorize my healthcare providers, my health insurance company, and my pharmacy providers to disclose to Celgene and companies working with Celgene (collectively, “Celgene”) health information relating to my medical condition, treatment, and insurance coverage to (1) provide me with Celgene-sponsored treatment support services, including online support, financial assistance services, co-pay assistance, reimbursement services, nurse services, and compliance and persistency services, as well as any information or materials related to such services or Celgene products, including promotional or educational communications, (2) provide me with information about, or ask me about my experience with or thoughts about, products, services, and programs that Celgene offers or sponsors, including treatment support services, and (3) allow Celgene to analyze the usage patterns and the effectiveness of Celgene products, services, and programs and help develop new products, services, and programs, and for other Celgene general business and administrative purposes.

I further authorize my health care providers, including my pharmacy providers, to use my health information to communicate with me by mail, e-mail, phone, fax or otherwise, about drugs that are currently being prescribed for me, including to remind me about refills of such drugs and adherence to my prescribed drug therapy. I understand that my health care providers, including my pharmacy providers, may receive remuneration from Celgene for using my health information to contact me with communications about Celgene products which have been prescribed to me and Celgene-sponsored services.

Once my health information has been disclosed to Celgene and/or such other individuals, I understand that federal privacy laws may no longer protect the information. However, I understand that Celgene and other companies authorized to receive my health information pursuant to this Authorization agree to protect my health information by using and disclosing it only for purposes authorized in this Authorization or as required by law or regulations.

I understand that I may refuse to sign this Authorization, but that if I do I will

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be unable to participate in Celgene support services, such as the Patient Assistance programs (see Otezla.com for eligibility guidelines) and Free Trial Offers.

I further understand that my treatment (including with a Celgene product), insurance enrollment, and eligibility for insurance benefits are not conditioned upon my signing this Authorization.

I may cancel this Authorization at any time by mailing a letter to Celgene at 9801 Washingtonian Blvd, Gaithersburg, Maryland 20878 or by sending an e-mail to privacy@celgene.com. I understand that if I revoke this authorization, it will not have any effect on the use of my information by the parties referenced herein before Celgene received the revocation. This Authorization expires ten [10] years from the day I sign it as indicated by the date next to my signature unless otherwise earlier canceled as set forth above. I understand that I may receive a copy of this Authorization.

I have read and understand the HIPAA Authorization to Share Health Information and agree to the terms.

Signature of patient or patient representative	Date

If signed by patient representative, please explain authority to act on behalf of patient.

Please see last page and full Prescribing Information and Patient Information for important safety information. This file is an electronic PDF from Otezla.com.

Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Otezla®
apremilast tablets

START FORM

Phone: 1-877-235-4363 Fax: 1-855-850-2955

Patient Information

❑ Male ❑ Female

First name

Last name

Address

City

State

Zip

Date of birth

Email address

Home phone

❑ Preferred number

❑ OK to leave message

Cell phone/Designee phone

❑ Preferred number

❑ OK to leave message

Best time to reach me: ❑ Morning ❑ Afternoon ❑ Evening

Insurance Benefit Information

Attach copies of both sides of patient's medical and pharmacy benefit card(s).

Primary Insurance

Policy #

Group #

Insurance company phone

Policy holder first name

Policy holder last name

❑ Check if patient has *no* insurance

❑ Check if patient has secondary insurance

Patient preferred specialty pharmacy

THE FOLLOWING INFORMATION SHOULD BE FILLED OUT BY YOUR HEALTHCARE PROVIDER

Prescription for Otezla

❑ **Otezla Rx**
30mg PO BID x30 days ______ Refills

Special instructions: ______________________________

Date titration sample provided to patient ____/____/____

*** Bridge Rx is at no cost, for commercially insured patients only, and not contingent on purchase requirements of any kind. Enrollees in Medicare, Medicaid, and other federal and state programs, as well as Minnesota and Massachusetts residents, are not eligible. Intended to promote patient access to prescribed therapy if there is a delay in determining whether commercial prescription coverage is available.**

❑ **Titration Rx – 14 days****
Take as Directed x14 days 27 tablets 0 Refills

****Titration Rx is only for patients who did not receive a sample *during their office visit*, optional, at no cost.**

I authorize Celgene to forward this prescription to the Celgene designated pharmacy in order to dispense Otezla Titration Rx and/or Bridge Rx product (for eligible patients prescribed Otezla for on-label indications) directly to the above named patient. Otezla Patient Support Services will notify the patient via telephone prior to each Free Offer shipment. It is **not** necessary to check the Otezla Rx box above for patient to receive Free Offers.

Statement of medical necessity

Primary diagnosis:
❑ ICD-9 CM 696.0

Prior therapy:

Current or most recent therapy

Dates / duration

❑ No prior disease modifying therapies

Prescriber information

First name

Last name

Address

City

State

Zip

Phone

Fax

Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Page 17 of 31

[LOGO] START ORM Phone: 1-877-235-4363 ax: 1-855-850-2955 Patient In ormation  Male  emale Insurance Bene it In ormation Attach copies o both sides o patient’s medical and pharmacy bene it card(s). irst name Last name Primary Insurance Policy # Address Group # Insurance company phone City State Zip Policy holder irst name Policy holder last name Date o birth Email address  Check i patient has no insurance  Pre erred number  Check i patient has secondary insurance Home phone  OK to leave message  Pre erred number  OK to leave message Patient pre erred specialty pharmacy Cell phone/Designee phone Best time to reach me:  Morning  A ternoon  Evening THE OLLOWING IN ORMATION SHOULD BE ILLED OUT BY YOUR HEALTHCARE PROVIDER Prescription or Otezla Statement o medical necessity  Otezla Rx Primary diagnosis: 30mg PO BID x30 days Re ills  ICD-9 CM 696.0 Special instructions: Prior therapy: Date titration sample provided to patient / / Current or most recent therapy Dates / duration  Bridge Rx – 14 days* 30mg PO BID x14 days 28 tablets 4 Re ills  No prior disease modi ying therapies * Bridge Rx is at no cost, or commercially insured patients only, and not contingent on purchase requirements o any kind. Prescriber in ormation Enrollees in Medicare, Medicaid, and other ederal and state programs, as well as Minnesota and Massachusetts residents, are not eligible. Intended to promote patient access to prescribed therapy i there is a delay in determining whether commercial irst name Last name prescription coverage is available.  Titration Rx – 14 days** Address Take as Directed x14 days 27 tablets 0 Re ills “Titration Rx is only or patients who did not receive a sample during their o ice visit, optional, at no cost. I authorize Celgene to orward this prescription to the Celgene City State Zip designated pharmacy in order to dispense Otezla Titration Rx and/or Bridge Rx product ( or eligible patients prescribed Otezla or on-label indications) directly to the above named patient. Otezla Patient Support Services will noti y the patient via telephone prior to each ree O er Phone ax shipment. It is not necessary to check the Otezla Rx box above or patient to receive ree O ers. Please see last page and ull Prescribing In ormation and Patient In ormation or important sa ety in ormation. This ile is an electronic PD rom Otezla.com. Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Otezla®
apremilast tablets

NPI #

Tax ID #

Clinical/Hospital affiliation

Office contact name

Best time to contact: ☐ Morning ☐ Afternoon

Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Page 18 of 31

[LOGO] Page 17 o 31 OtezlaÒ apremilast tablets NPI # Tax ID # Clinical/Hospital a iliation O ice contact name Best time to contact:  Morning  A ternoon Please see last page and ull Prescribing In ormation and Patient In ormation or important sa ety in ormation. This ile is an electronic PD rom Otezla.com. Diplomat Specialty ADOPTION AND AMENDMENT (Otezla) 12.9.13 TLB rao

Prescriber authorization*

I certify that I have prescribed Otezla based on my professional judgment of medical necessity and that I will supervise the patient’s medical treatment. I authorize Celgene as my designated agent and on behalf of my patient to (1) forward the above statement of medical necessity and furnish any information on this form to the insurer of the above-named patient and (2) forward the above prescription, by fax or other mode of delivery, to the pharmacy chosen by the above-named patient.

Prescriber signature (Dispense as Written)	Date

Signature stamps not acceptable.

*lf required by applicable law, please attach copies of all prescriptions on official state prescription forms

SCHEDULE 5.1(a)

DATA REPORTS

General:

Celgene is requesting Pharmacy to provide transaction level data with Physician-Prescription-Patient-Status information in the form of electronic feed. The data feed will contain the information on patients currently serviced by the Pharmacy for Celgene internal business purposes.

Dimension	Specification
Data Format	ASCII Text File, containing 1 data record per prescription (Rx)/status and each data record containing PIPE Delimited (“|”) data fields/elements
Data Frequency	Weekly
Data Granularity

Transaction level data with Physician-Prescription-Patient-Status details. If the patient status changes multiple times in a week, all the transactions are recorded in the data feed.

Example for one patient —

i) Line 1: Jan l, Status — Pending, Physician A, Patient B

ii) Line 2: Jan 1, Status — Shipped, Physician A, Patient B

Summary of Data Fields/Elements

• Physician profile (Name, address and identifiers DEA/NPI)

• Rx number, Rx fill number, product dispensed, dispensed date

• Patient status (Pending/ Denied/ Shipped/ Discontinued/Referred)

• HIPAA compliant de-identified patient details

•                  All Data shall be provided via electronic transmission as Pipe Delimited Text Files. The number of delimiters must be consistent and ordered properly as required by the data specifications, which will be provided by Celgene (the “Data Specifications”), and data fields must be populated in the proper format, as required by the Data Specifications.

•                   Each Report shall be delivered within five (5) business days after the end of the applicable reporting period — for example, five (5) business days after the end of the reporting week or month as applicable (the “Due Date”).

•                  The “Due Date” for the first Report shall be five (5) business days after the product is launched by Celgene.

Reports:

1.              Report 1: Product Referral Report. This data shall include weekly reporting of data fields listed in Appendix A as “Mandatory” or “Where Available” under the column “Requirement (Status File)”.

2.              Report 2: Product Shipment Report. This data shall include weekly reporting of data fields listed in Appendix A as “Mandatory” or “Where Available” under the column “Requirement (Shipment File)”.

3.              Report 3: Inventory Data Report. This data shall include monthly inventory levels described in Appendix B.

Data Format and Transfer Protocol:

Refer to Appendix D for the data format and file transfer protocol to be followed for each data delivery.

SCHEDULE 6.1(a)

SERVICE FEES

Otezla

1.              Initial Dispensing Services Fee: [*] Per Initial Prescription Dispensed

•                  Celgene will pay Pharmacy [*] per initial prescription of Product dispensed for performing the services specified in Section 2 of Schedule 1.17, other than those services listed identified for other separate payment under this Schedule 6.1.

•                  The parties agree that all of the services compensated under this Initial Dispensing Services Fees are either: (1) incremental to those normally performed by Pharmacy without compensation; or (2) require Pharmacy to incur incremental costs to perform routine services in an expedited manner.

•                  Payment of the Initial Dispensing Services Fee is payable only once per patient, and only for the first prescription of Product filled for that patient.

•                  Pharmacy agrees to perform these services promptly after receiving the patient’s initial prescription and authorization forms. Accordingly, Pharmacy will not be entitled to the Initial Dispensing Services Fee for any prescription that Pharmacy ships more than ten (10) days after receiving the initial prescription from the Prescriber.

•                  If Pharmacy has not received a signed the HIPAA Authorization to Share Health Information, Pharmacy will attempt to obtain such signed authorization; if Pharmacy cannot obtain such signed authorization, Pharmacy will perform the services described herein to the extent permitted by HIPAA.

2.     Titration Rx and Bridge Rx Coordination Fee: [*] Per Unique Patient Serviced

•                  Within one (1) business day of Pharmacy’s receipt of a patient’s initial prescription and enrollment form for a patient’s first commercial Rx, make “live” outbound call by Pharmacist or Pharmacy Technician to patient to provide a detailed “Welcome to Therapy” message with clinical discussion regarding what to expect on therapy, including dosing schedule and side effects. Pharmacy will use its clinical judgment in answering patient questions about the medication and side effect management, and will encourage patients to follow up with their Prescribers as appropriate. Pharmacy shall disclose during the Welcome to Therapy call that Celgene has paid for the call and explain optional enrollment into Celgene’s support and concierge services for co-pay assistance, and adherence.

•                  Coordinate Bridge Rx fulfillment with physician to eligible patients prescribed Product for an on-label indication, as needed, consistent with Schedule 1.17, Section 2.2 (Dispensing Requirements).

•                  Coordinate Titration Rx fulfillment with physician, as needed, consistent with Schedule 1.17, Section 2.2 (Dispensing Requirements).

•                  In no event shall Titration Rx and Bridge Rx Coordination services be performed for a patient who has not signed the HIPAA Authorization to Share Health Information, or who has opted out of receiving such services.

•                  Pharmacy will make “Welcome to Therapy” calls only for patients prescribed Product for on-label indications.

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

3.              Enhanced Adherence Program Enrollment Fee: [*] Per Unique Patient Per Completed Call

•                  LPN shall make “live” outbound check-in calls to patients for all commercial dispenses

•                  Pharmacy shall call at Day 10 post ship date for each commercial dispense. Pharmacy will make no more than two (2) attempts to reach a patient for this call.

•                  Counsel re: disease and treatment, side effect management, assess compliance and provide educational materials (as required)

•                  During each adherence call compensated under this Agreement, Pharmacy shall disclose that Celgene has paid for the call.

•                  In no event shall Enhanced Adherence Program services be performed for a patient who has not signed the HIPAA Authorization to Share Health Information, or who has opted out of receiving such services.

•                  Pharmacy will make check-in calls only for patients prescribed Product for on-label indications.

•                  Pharmacy shall not receive payment for calls in which the patient could not be reached.

4.              Data Fee: [*] per quarter

•                  Pharmacy will provide the data described in Appendices A and B provided the provision of such data is HIPAA compliant (the “Data”) in the format described in Schedule 5.1 and Appendices C-D. Celgene will pay Pharmacy [*] per quarter for this Data (the “Data Fee”).

•                  Pharmacy agrees to provide complete Data in a timely and accurate manner. Accordingly, Celgene will reduce the Data Fee as set forth in Schedule 6.1(b) for incomplete, inaccurate, or late Data.

•                  In no event shall Pharmacy provide any Data element if the provision of such Data element is prohibited by patient confidentiality or other applicable laws. Pharmacy withholding a Data element for this reason shall not count as a failure to provide timely and complete Data under Schedule 6.1(a).

5.              Program Development Fee: [*]

•                  Development of data/testing

•                  Staffing and Training

•                  Implementation of Program Rules/Project Plan

•                  Physical Properties

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

SCHEDULE 6.1 (b)

COMPLETENESS AND TIMELINESS OF REPORTS

Completeness of Reports:

•                   One hundred percent (100%) of the Mandatory Data fields (as indicated on Appendix A hereto) must be complete and properly-formatted in order for Pharmacy to be eligible for full payment of the Data Fee set forth above.

•                   At least ninety-five percent (95%) of the other (non-Mandatory Data) fields in each Report must be complete and properly-formatted in order for Pharmacy to be eligible for full payment of the Data Fee set forth above.

•                   In the event that Pharmacy delivers a Report timely which provides less than one hundred percent (100%) of the Mandatory Data fields and/or less than ninety-five percent (95%) of the non-Mandatory Data fields, then Celgene shall notify Pharmacy of the missing information, after which Pharmacy shall have an additional five (5) business days to provide the missing information and still receive full payment of the Data Fee, as set forth above without the Report being deemed late. If such missing information is not provided within five (5) business days, then the Report(s) will be deemed late and Data Fees due to Pharmacy will be subject to the reductions listed below.

Timing of Reports:

Pharmacy acknowledges that the timeliness of the Data is of the essence for Celgene and that the value of the data to Celgene is reduced if the Data is late. Accordingly, Data Fee (Reporting) set forth in Schedule 6.1(a) will be reduced if Data is provided after the Due Date.

•                  Data provided 1-10 calendar days late: deduction in Data Fees of twenty percent (20%)

•                  Data provided 11-20 calendar days late: deduction in Data Fees of thirty percent (30%)

•                  Data provided 21-30 calendar days late: deduction in Data Fees of fifty percent (50%)

•                  Data provided more than 31 calendar days late: no Data Fees due and ongoing participation in Otezla® distribution network will be at risk.

Appendix A: Detailed Data Elements Requested in the Pharmacy Report

Requirement
		Element			Requirement	(Shipment
#	Category	Name	Description	Data type	(Status File)	File)

1	Data management	Unique record ID

Unique transaction ID generated by specialty pharmacy. It will be mandatory while reporting a restatement that the same unique record ID be used as the original record. YYYYMMDD part of the record ID should represent the date when the record was first time created

				Text (SPNAME_YYYYM MDD_RECORD NUMBER)	Mandatory	Mandatory
2	Data management	Restatement flag	This field is normally left BLANK. It is only set to Y, if the data record being sent is a restatement of information that was sent in a previous feed	Text (Blank of Y)	Mandatory	Mandatory
3	Patient	Status type	Patient status type (Active/Pending/Discontinued	Text	Mandatory	Not Applicable
4	Patient	Status reason	appendix C for sample status reasons)Active/Pending/ Discontinued	Text	Mandatory	Not Applicable
5	Patient	SP unique patient ID	Unique patient ID at the SP	Alphanumeric	Mandatory	Mandatory
6	Patient	Patient consent flag	Set to Y/N based on the consent obtained from the patient	Text	Where available	Where available
7	Patient	Birth year	Health Insurance Portability and Accountability Act (HIPAA) compliant patient birth year	Numeric	Mandatory	Mandatory
8	Patient	Gender	Patient Gender (F—Female, M—Male, U—Unknown)	Text	Mandatory	Mandatory
9	Patient	Zip	De-identified patient zip (3 digit)	Numeric	Mandatory	Mandatory
10	Patient	HUB Unique patient ID	Unique Patient ID at the HUB (OPS)	Alphanumeric	Where available	Where available
11	Physician	Physician DEA	DEA number for the physician. If multiple DEA’s please provide Primary DEA (Drug Enforcement Administration License number)	Alphanumeric	Where available	Where available
12	Physician	Physician NPI	NPI identifier for the physician	Alphanumeric	Where Available	Where available
13	Physician	First name	Physician first name	Text	Mandatory	Mandatory
14	Physician	Last name	Physician last name	Text	Mandatory	Mandatory
15	Physician	Address1	Physician street address line1	Alphanumeric	Mandatory	Mandatory

Requirement
		Element			Requirement	(Shipment
#	Category	Name	Description	Data type	(Status File)	File)

16	Physician	Address2	Physician street address line 2	Alphanumeric	Where available	Where available
17	Physician	City	Physician city	Text	Mandatory	Mandatory
18	Physician	State	Physician state (2 letter abbreviation)	Text	Mandatory	Mandatory
19	Physician	Zip	Physician zip (5 digit)	Numeric	Mandatory	Mandatory
20	Rx	Date Rx received	Date the Rx was received by the specialty pharmacy. (Referral date)	YYYYMMDD	Mandatory	Mandatory
21	Rx	Rx fill/ status update date	Date the Rx was filled or status was updated	YYYYMMDD	Mandatory	Mandatory
22	Rx	Rx Ship date	Date the Rx was shipped	YYYYMMDD	Mandatory	Mandatory
23	Rx	Rx number	De-identified Prescription number	Numeric	Mandatory	Mandatory
24	Rx	Dose prescribed	Dosage prescribed by physician	Text	Mandatory	Mandatory
25	Rx	Dose frequency	Number of dosage prescribed per day	Text	Mandatory	Mandatory
26	Rx	Product item code (NDC code)	Identifier to track which item was shipped. Product National Drug Code (NDC) in 11 Digit 5-4-2 format e.g. 99999-9999-99	Numeric	Mandatory	Mandatory
27	Rx	Rx label information

Directions for taking the medication

List of sample values — Direction codes to be provided by Celgene: QD: Every Day, BID: Twice a day, TID: Three times a day, QID: Four times a day and QOD: Every other day

				Text	Mandatory	Mandatory
28	Rx	Days supplied	Number of days of medication supplied based on SIG	Numeric	Not applicable	Mandatory
29	Rx	Quantity shipped	Number of units of drug shipped	Numeric	Not applicable	Mandatory
30	Rx	Refill number	Cumulative fill for therapy; 0 indicates first fill, then 1, 2, etc.	Numeric	Not applicable	Mandatory
31	Rx	ICD-9/10 Codes	Indicates primary diagnosis of patient (Disease Classification code)	Text	Mandatory	Mandatory
32	Performance Metric 1	Welcome to Therapy Call	Indicates if the Pharmacy has conducted “live” call with patient within 4 hours of first Rx receipt	Text (Y/N)	Not applicable	Mandatory
33	Performance Metric 2	Enhanced Adherence Program Enrollment	Indicates if the Pharmacy has enrolled patient into program and conducted the “live” call	Text (Y/N)	Not applicable	Mandatory
34	Patient support	Patient out-of- pocket financial support	Indicates if the Pharmacy has secured patient out-of- pocket financial support approval via commercial co- pay program or foundations	Text (Y/N)	Not applicable	Mandatory

Appendix B: Inventory File Layout

#	Element Name	Description	Data type
1	Pharmacy name	Name of Pharmacy	Text
2	Pharmacy location name	Name of Location of the Pharmacy	Text
3	Location DEA number	DEA # associated with the Pharmacy	Text
4	Location NPI number	NPI # associated with the Pharmacy	Text
5	Inventory date	Inventory date (YYYYMMDD) format	Date
6	NDC	11 Digit 5-4-2 Format e.g. 99999-9999-99	Text
7	Quantity Received	Quantity of Product received in current inventory period (Month)	Numeric(1)
8	Quantity Returned	Quantity of Product returned to Celgene in accordance with Celgene’s Return Goods Policy	Numeric(2)
9	Quantity dispensed	Total quantity dispensed to Customers	Numeric
10	Quantity on hand	Total quantity on hand	Numeric

(1) To be provided by Pharmacy manually until Pharmacy system has automated the information.

(2) To be provided by Pharmacy manually until Pharmacy system has automated the information.

Appendix C: Patient Status Types and Associated Description

Following is a description of each patient status type and the associated description. The descriptions listed below are a few samples and Pharmacy will need to provide an initial file capturing all the status types and their associated descriptions during the test phase. Subsequent additional descriptions could be shared directly in the weekly files during the operations phase.

1.      PENDING — Status assigned to a patient who has been assigned to the Pharmacy but product has not yet been shipped to the patient.

2.      ACTIVE— Status assigned to a patient for whom product has been shipped and is actively receiving product.

3.      PENDING— Status assigned to a patient whose insurance has denied coverage.

4.      DISCONTINUED — Status assigned to a patient with a shipped product from Pharmacy but has since been discontinued.

5.      DISCONTINUED— Status assigned to a patient for whom pharmacy was unable to provide assistance and patient was therefore referred to another source for assistance.

Pending Descriptions
New referral
Pending benefits investigation
Prior authorization approved
Unable to contact patient
Pending patient decision
Pending physician decision
Other

Denied Descriptions
Product not covered by insurance plan
Other

Discontinued Descriptions
Deceased
Patient’s choice, other
Physician choice
Other

Shipped Descriptions
Shipped

Referred Descriptions
SP unable to service and patient is triaged to another SP
SP unable to service and redirected to OPS
Patient/Family choice, financial/co-pay too high
Unable to contact physician
Unable to contact patient
No insurance/insurance terminated
Other

Appendix D: Data Format and Transfer Protocol

Data File Dimensions and Specifications

The table below outlines the characteristics of the data specifications (Appendix A and B) from the following context

Frequency	Weekly data feed delivered by end of business day Monday every week

Format

PIPE delimited, with one patient record per row. Data elements in the file should not contain embedded CR or LF fields as this will cause errors in the record layout and processing at the receiving system end.

Each record line will end with CR-LF. Empty files (zero byte) will be sent in the event when there is no data to report.

Files are expected to contain a HEADER record detailing the data element names in the first row.

Specialty pharmacy identifier

This is a mandatory data element. It will be in the format ‘SPxx’.

This is the identifier assigned to the Pharmacy by Celgene and is used to uniquely identify the source of the data records. xx is a 2 digit number.

Examples of valid Pharmacy ID are SP01, SP02 etc.

File name convention

Weekly_Otezla_SPxx_YYYYMMDDhhmmss.txt

Weekly_lnventory_Otezla_SPxx_YYYYMMDDhhmmss.txt

Note:

YYYYMMDDhhmmss refers to the Year, Month, Date, hour, minutes, seconds timestamp

xx is a 2 digit number assigned by Celgene

If separate status and shipment files are provided then the following naming convention should be used:

Weekly_Status_Otezla SPxx_YYYYMMDDhhmmss.txt Weekly_Shipment_Otezla_SPxx_YYYYMMDDhhmmss.txt

Example:

Weekly_ Otezla _SP01_ 20111122124056.txt

Data file encryption

Data file transmitted to Third Party Data Provider is already encrypted via Secure FTP. Third Party Data Provider recommends the use of pgp encryption software, for Pharmacy if it requires additional encryption.

The encrypted file provided would have an extension of .enc.

The Pharmacy will need to provide Third Party Data Provider with their public certificate, in order for Third Party Data Provider to decrypt their data files

Data Transfer Protocol

Delivery destination	Pharmacy will deliver the data feed files to Third Party Data Provider’s FTP server

Server:
via HTTPS: https://ftp2.zsassociates.com

Folder structure
/inbox — Inbox for sending files to Third Party Data Provider

Protocol	Secure FTP (FTP over ssh)

Note:
http://en.wikipedia.org/wiki/SSH_file_transfer_protocol